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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements of SPX Corporation of our report dated February 25, 2010 (August 9, 2010 as to Note 15, Shareholders' Equity and Stock-Based Compensation — Retained Earnings, which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of new accounting standards) relating to the consolidated financial statements of SPX Corporation and subsidiaries appearing in this Amendment No. 1 to the Annual Report on Form 10-K of SPX Corporation for the year ended December 31, 2009:

Filed on Form S-4:

        Registration Statement No. 333-68650

Filed on Form S-8:

  Registration Statement No. 33-24043
  Registration Statement No. 333-29843
  Registration Statement No. 333-29851
  Registration Statement No. 333-29855
  Registration Statement No. 333-70245
  Registration Statement No. 333-82645
  Registration Statement No. 333-82647
  Registration Statement No. 333-61766
  Registration Statement No. 333-69250
  Registration Statement No. 333-69252
  Registration Statement No. 333-106897
  Registration Statement No. 333-109112
  Registration Statement No. 333-139351
  Registration Statement No. 333-139352

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
August 9, 2010

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm